UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 800)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

626-302-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2005, Southern California Edison Company (“SCE”), a subsidiary of Edison International, and Robert Foster, who was a “named executive officer” of Edison International in its 2005 proxy statement, entered into (i) a Retirement Agreement (the “Retirement Agreement”), pursuant to which Mr. Foster irrevocably agrees to resign as President of SCE, effective September 30, 2005, and to retire as an employee of SCE, effective December 31, 2005, and (ii) a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Foster would continue to serve as a consultant to SCE for a three-year term commencing January 1, 2006.

Pursuant to the Retirement Agreement, a copy of which is incorporated herein by reference to Exhibit 10.1 to the SCE Current Report on Form 8-K dated August 25, 2005 and filed on August 26, 2005, Mr. Foster will continue to serve SCE in a senior advisory capacity during the period after September 30, 2005 until his retirement and will report to SCE’s Chief Executive Officer. In such capacity, Mr. Foster will be entitled to the same level of compensation and benefits he would have been entitled to receive had he continued in his position as SCE’s President (except as modified by the Retirement Agreement). Mr. Foster will be paid an additional $160,000 on or about October 1, 2005, and his bonus percentage for 2005 will be 65% (his normal target bonus percentage) multiplied by the average percentage of target for bonuses actually paid to other SCE officers at a level of Senior Vice President or above for 2005.

The Retirement Agreement provides that outstanding equity awards granted to Mr. Foster by Edison International (“EIX”) will generally vest and be paid according to their terms, except for certain modifications made to Mr. Foster’s outstanding options approved by the EIX Compensation and Executive Personnel Committee. All of Mr. Foster’s outstanding options will become fully vested on December 31, 2005. Options granted to Mr. Foster in 2002 and 2003 become exercisable on the first business day of January 2006. Options granted to Mr. Foster in 2004 and 2005 may be exercised only when and to the extent they would have vested under the existing vesting schedule. Mr. Foster’s outstanding dividend equivalents will be paid according to their terms, except that his existing deferral elections with respect to dividend equivalents otherwise credited or payable after December 31, 2005 will be void.

Upon retirement, Mr. Foster will be entitled to the following payments under the Retirement Agreement: (i) monthly payments under an annuity over a 15-year period and an additional cash payment to cover taxes required to be withheld in connection with the annuity, (ii) a lump sum payment (less taxes) of his accrued benefit under the SCE Executive Retirement Plan, and (iii) a lump sum payment (less taxes) of his accrued benefits under the SCE Retirement Plan and the Edison 401(k) Savings Plan. The annuity and related cash payment are in settlement of Mr. Foster’s benefits under the EIX Executive Deferred Compensation Plan (the “DCP”). The annuity payment is to provide Mr. Foster with the same payment stream that he had previously elected under the DCP. Payment has been structured as an annuity to help ensure compliance with federal and state conflict of interest rules applicable to public officials should Mr. Foster enter governmental service. The cash payment to help cover taxes recognizes that the full value of the annuity will be taxed currently whereas DCP benefits would otherwise be taxed only when paid.

Under the Retirement Agreement, Mr. Foster agrees not to accept any governmental position before June 1, 2006 and to timely notify SCE if he contemplates taking such a position thereafter. If Mr. Foster takes a governmental position after June 1, 2006, SCE will pay Mr. Foster a lump sum of $268,100 if he takes such a position in 2006 or an amount to be negotiated by SCE and Mr. Foster in good faith if he takes such a position anytime thereafter. This lump sum payment will be in lieu of Mr. Foster’s continued benefits under retiree health care, life insurance and other post-retirement programs maintained by EIX and SCE. In addition, Mr. Foster’s outstanding stock options may terminate, and his outstanding performance share awards and dividend equivalents will be paid out, prior to his taking any governmental position. These provisions are to help ensure compliance with federal and state conflict of interest rules applicable to public officials should Mr. Foster enter governmental service.

The Retirement Agreement also includes Mr. Foster’s agreement to release all employment-related claims against EIX, SCE and their respective affiliates through the date of the Retirement Agreement and to sign a supplemental release containing substantially similar release provisions at the time of his retirement.

Pursuant to the Consulting Agreement, a copy of which is incorporated herein by reference to Exhibit 10.2 to the SCE Current Report on Form 8-K dated August 25, 2005 and filed on August 26, 2005, Mr. Foster will be paid a retainer during the period he serves as a consultant to SCE of $25,000 per month. In the event that Mr. Foster works for more than 700 hours in any 12-month period during his term as a consultant, he will be paid an additional $400 for each additional hour worked. Mr. Foster will also be eligible to receive an annual performance bonus of up to $200,000 at the discretion of SCE’s Chief Executive Officer. Mr. Foster will generally not be eligible to participate in any benefit programs maintained by EIX, SCE or any of their respective affiliates with respect to his service as a consultant. SCE will reimburse Mr. Foster for reasonable travel and related expenses he incurs while serving as a consultant. Mr. Foster will be responsible for his office, support staff and other expenses.

Either SCE or Mr. Foster may terminate the Consulting Agreement at any time if Mr. Foster contemplates taking a governmental position that SCE reasonably determines may result in an actual or perceived conflict of interest or potential therefor under applicable federal or state law. Mr. Foster may also terminate the Consulting Agreement at any time after January 1, 2007 if he accepts full-time employment in the private sector, and either Mr. Foster or SCE may terminate the Consulting Agreement at any time after January 1, 2008 for any reason if at least 60 days’ written notice is provided. SCE’s Chief Executive Officer will have sole discretion to determine whether any performance bonus will be paid to Mr. Foster for the year in which the Consulting Agreement is terminated and the amount of any such bonus. SCE may also terminate the Consulting Agreement at any time for cause (as defined in the Consulting Agreement).

The Consulting Agreement also includes Mr. Foster’s agreement that he will not divulge any confidential information of SCE or any of its affiliates at any time or render advice or services to certain competitors of SCE or any of their successors or affiliates at any time prior to January 1, 2009. Mr. Foster also agrees that he will not interfere with the business of, make disparaging statements with respect to, or assist any party in a proceeding adverse to SCE or any of its affiliates prior to the first to occur of January 1, 2009 or Mr. Foster’s taking a governmental position.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL (Registrant)

/s/ Linda G. Sullivan
Linda G. Sullivan Vice President and Controller

Date: August 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, dated as of August 25, 2005, between Southern California Edison Company and Robert Foster incorporated by reference to Exhibit 10.1 to Southern California Edison Company’s Current Report on Form 8-K dated August 25, 2005 and filed on August 26, 2005.

10.2	Consulting Agreement, dated as of August 25, 2005, between Southern California Edison Company and Robert Foster incorporated by reference to Exhibit 10.2 to Southern California Edison Company’s Current Report on Form 8-K dated August 25, 2005 and filed on August 26, 2005.